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                                                                     EXHIBIT 5.1


                        [Letterhead of Dewey Ballantine]



                                 November 13, 1995



   DC Holdco, Inc.
   500 South Buena Vista Street
   Burbank, California 91521

             Re:  DC Holdco, Inc.
                  Registration Statement on Form S-4
                  ----------------------------------

   Ladies and Gentlemen:

             We are acting as counsel to DC Holdco, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-4 (the "Registration Statement") for the registration of up to 694,244,639 shares of Common Stock, par value $0.01 per share, including the preferred stock purchase rights associated therewith (the "Common Shares"), of the Corporation under the Securities Exchange Act of 1933, as amended (the "Act"). As such counsel, we have been requested to render this opinion.

             For the purpose of rendering the opinion set forth herein, we have been furnished with and examined such certificates and other documents as we deemed necessary or advisable for the purpose of expressing the opinion contained herein, including, without limitation, the following:

             1. The Certificate of Incorporation of the Corporation as filed as an exhibit to the Registration Statement;

             2. The Bylaws of the Corporation as filed as an exhibit to the Registration Statement;

             3.   The Registration Statement; and

             4. Records of proceedings of the Board of Directors of the Corporation pertaining to the authorization of the issuance of the Common Shares.
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DC Holdco, Inc.
November 13, 1995
Page 2

             With respect to all of the documents reviewed, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. In rendering our opinion set forth below, we have relied as to factual matters upon information obtained from the Corporation, its officers and representatives and public officials.

             We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

             Based upon and subject to the foregoing, we are of the opinion that the Common Shares to be issued in connection with the merger of (i) The Walt Disney Company with DCA Merger Corp. and (ii) Capital Cities/ABC, Inc. with DCB Merger Corp. are duly authorized and, upon the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Department of State of the State of New York, respectively, will, when issued, be validly issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,


                                 /s/Dewey Ballantine